UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 24, 2006

CKRUSH, INC.
(Exact name of Registrant as specified in its charter)

Delaware	0-25563	65-0648808
(State or other jurisdiction of	(Commission File	(IRS Employer
incorporation or organization)	Number)	Identification No.)

1414 Avenue of the Americas, Suite 406
New York, New York	10019
(Address of principal executive offices)	(Zip Code)

(212) 755-1944
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On April 24, 2006, we entered into a letter of engagement with Trilogy Capital Partners, Inc. provide marketing and financial public relation services to us. The initial term of the agreement is twelve (12) months beginning on April 24, 2006. Thereafter, the agreement may be terminated by either Trilogy or us upon thirty (30) days prior written notice to the other. We will pay Trilogy a fee of $12,500 per month under the agreement.

ITEM 3.02. UNREGISTERED SALES OF EQUITY SECURITIES
Pursuant to the agreement with Trilogy, we issued warrants to purchase five million (5,000,000) shares of our common stock at an exercise price of $.15 per share. The warrants are immediately exercisable and expire on April 24, 2009. We agreed to file a registration statement with the Securities and Exchange Commission on or before June 8, 2006 to register the shares of common stock underlying the warrants for resale. The offer and sale of these warrants was made in reliance on Section 4(2) of the Securities Act of 1933, as amended, and did not involve a public offering.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(c)	Exhibits.

Exhibit Number	Description
4.1	Form of Warrant issued to Trilogy Capital Partners, Inc. dated April 24, 2006
10.1	Letter of Engagement between Trilogy Capital Patners, Inc. and Ckrush, Inc. April 24, 2006

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

CKRUSH, INC. (Registrant)

Date: April 24, 2006	By:	/s/ Jeremy Dallow
Jeremy Dallow
President

EXHIBIT INDEX

Exhibit Number	Description	Page
4.1	Form of Warrant issued to Trilogy Capital Partners, Inc. dated April 24, 2006
10.1	Letter of Engagement between Trilogy Capital Patners, Inc. and Ckrush, Inc. April 24, 2006

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